<u>Beckstead and Watts, LLP</u>
Certified Public Accountants

2425 W. Horizon Ridge Parkway
Henderson, NV 89052
702.257.1984 tel
702.362.0540 fax

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use of our audit report dated March 20, 2006 relating to the consolidated financial statements of Sky Petroleum, Inc. for the years ended December 31, 2005 and 2004 in the Registration Statement on Form S-1 dated June 28, 2006 of Sky Petroleum, Inc.

Signed,

Beckstead and Watts, LLP

June 28, 2006